SHORE BANCSHARES, INC. CLAWBACK POLICY Page 1 of 5 TABLE OF CONTENTS I. STATEMENT OF PURPOSE AND SCOPE 2 II. POLICY REQUIREMENTS 2 III. ADMINISTRATION 4 EXHIBIT A: ACKNOWLEDGEMENT FORM 5

SHORE BANCSHARES, INC. CLAWBACK POLICY Page 2 of 5 I. STATEMENT OF PURPOSE AND SCOPE The purpose of this policy is to provide for the recovery of incentive-based compensation received by current or former executive officers of Shore Bancshares, Inc. (the “Company”) where that compensation was based on erroneously reported financial information. This policy applies to the Company’s current and former executive officers (the “Covered Executives”). For the purpose of this policy, an executive officer is the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Executive Officers of the Company’s subsidiaries are deemed executive officers of the Company if they perform such policy-making functions for the Company. Policy-making function is not intended to include policy-making functions that are not significant. II. POLICY REQUIREMENTS The Company will recovery reasonably promptly the amount of erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issues financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. A change to the Company’s financial statement that does not represent an error correction is not a restatement, including without limitation: (i) retrospective application of a change in accounting principle; (ii) retrospective revision to reportable segment information due to a change in the structure of the Company’s internal organization; (iii) retrospective reclassification due to a discontinued operation; (iv) retrospective application of a change in reporting entity, such as from a reorganization of entities under common control; and (v) retrospective revision for stock splits, reverse stock splits, stock dividends or other changes in capital structure. This policy applies to all incentive-based compensation received by a person: (i) On and after October 2, 2023; (ii) After beginning service as an executive officer; (iii) Who served as an executive officer at any time during the performance period for that incentive- based compensation; (iv) While the Company has a class of securities listed on a national securities exchange or a national securities association; and (v) During the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement. In addition, this policy applies to any transition period that results from a change in the Company’s fiscal year within or immediately following those three completed fiscal years, other than a transition period between the last day of the Company’s previous fiscal year end and the first day of its new fiscal year that comprises a period of nine to 12 months, which would be deemed a completed fiscal year. The Company’s obligation to recover erroneously awarded compensation is not dependent on if or when the restated financial statements are filed.

SHORE BANCSHARES, INC. CLAWBACK POLICY Page 3 of 5 For purposes of determining the relevant recovery period, the date that the Company is required to prepare an accounting restatement is the earlier to occur of the date: (i) The Company’s Board of Directors, a committee of the Board of Directors, or the officer or officers of the Company authorized to take such action by the Board of Directors is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an accounting restatement as described above; or (ii) A court, regulator, or other legally authorized body directs the Company to prepare an accounting restatement as described above. The amount of incentive-based compensation that is subject to this policy is the amount of (“erroneously awarded compensation”) incentive-based compensation received on or after October 2, 2023, that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, and shall be computed without regard to any taxes paid. In no event shall the Company be required to award a Covered Executive an additional payment if the restated or accurate financial results would have resulted in a higher incentive compensation payment. For incentive-based compensation based on stock price or total shareholder return, where the amount of erroneously awarded compensation is not subject to mathematical recalculation directly form the information in an accounting restatement: (i) The amount must be based on a reasonable estimate of the effect of the accounting restatement on the stock price or total shareholder return upon which the incentive-based calculation was received; and (ii) The Company shall maintain documentation of the determination of that reasonable estimate and provide such documentation to Nasdaq. For purposes of this policy, incentive-based compensation is any compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure. Financial reporting measures are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return are also financial reporting measures. Financial reporting measures may include “non-GAAP financial measures” as well as other measures, metrics and ratios that are not GAAP measures. A financial reporting measure need not be presented within the financial statements or included in a filing with the SEC. Incentive-based compensation is deemed received in the fiscal period during which the financial reporting measure specified in the incentive-based compensation award is attained, even if the payment or grant of the incentive-based compensation occurs after the end of that period. Equity awards that vest exclusively upon completion of a specified employment period, without any performance condition, and bonus awards that are discretionary or based on subjective goals or goals unrelated to any financial reporting measures, do not constitute incentive-based compensation for purposes of this policy. The Compensation Committee of the Company’s Board of Directors (the “Committee”) will determine, in its sole discretion, the method for recovering erroneously awarded incentive-based compensation hereunder, which may include, without limitation: (a) requiring reimbursement of erroneously-awarded cash compensation previously paid; (b) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards; (c) offsetting the recovered amount from any compensation otherwise owed by the Company to the executive officer; (d) cancelling outstanding vested or unvested equity awards; and/or (e) taking any other remedial and recovery action permitted by law, as determined by the Compensation Committee. The Committee shall recover any erroneously awarded incentive-based compensation in accordance with this policy except to the extent that the conditions specified below are met, and the Committee has determined that recovery would be impracticable.

SHORE BANCSHARES, INC. CLAWBACK POLICY Page 4 of 5 (i) The direct expense paid to a third-party to assist in enforcing the policy would exceed the amount to be recovered. Before concluding that it would be impracticable to recover any amount of erroneously awarded compensation based on expense of enforcement, the Company must make a reasonable attempt to recover such erroneously awarded compensation, document such reasonable attempt(s) to recover, and provide that documentation to Nasdaq. (ii) Recovery would violate home country law where that law was adopted prior to November 28, 2022. Before concluding that it would be impracticable to recover any amount of erroneously awarded compensation based on violation of home country law, the Company must obtain an opinion of home country counsel, acceptable to Nasdaq, that recovery would result in such a violation, and must provide such option to Nasdaq. (iii) Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the registrant, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and the regulations thereunder. The Company shall not indemnify any Covered Executive against the loss of any erroneously awarded compensation for which the Committee has determined to seek recovery pursuant to this policy. III. ADMINISTRATION This policy will be reviewed annually and re-approved by the Board of Directors at least once every two calendar years. The Committee is authorized to interpret and construe this policy and to make all determinations necessary, appropriate, or advisable for the administration of this policy. Exceptions to the requirements of this policy are not permitted. The Company may not enter into any agreement that exempts an incentive-based compensation that is granted, paid or awarded to an executive officer of the Company from the application of this policy or that waives the Company’s right to recovery of any erroneously awarded compensation, and this policy supersedes any such agreement. The Company will file all disclosures with respect to this policy in accordance with the requirements of the federal securities laws, including the disclosure required by the applicable SEC filings. The Committee intends that this policy will be applied to the fullest extent of the law. The Committee may require that any employment or service agreement, cash-based bonus plan or program, equity award agreement, or similar agreement entered into on or after the adoption of this policy shall, as a condition to the grant of any benefit thereunder, require a Covered Executive to agree to abide by the terms of this policy. Any right of recovery under this policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to the Company pursuant to the terms of any similar policy, any employment agreement, equity award agreement, cash-based bonus plan or program, or similar agreement and any other legal remedies available to the Company. For the avoidance of doubt, any right of recovery under this policy will prevail over any other remedies or rights of recovery that may be available to the Company pursuant to the terms of any similar policy to the extent that a larger recovery amount would be recoverable under this Policy. The policy shall be binding and enforceable against each Covered Executive and, to the extent required by applicable law, his/her beneficiaries, heirs, executors, administrators or other legal representatives. To the extent required by the Committee, each Covered Executive shall be required to sign and return to the Company the acknowledgement form attached hereto as Exhibit A pursuant to which such Covered Executive will agree to be bound by the terms of, and comply with, this policy. For the avoidance of doubt, each Covered Executive will be fully bound by, and must comply with, the Policy, whether or not such Covered Executive has executed and returned such acknowledgment form to the Company.

SHORE BANCSHARES, INC. CLAWBACK POLICY Page 5 of 5 EXHIBIT A: ACKNOWLEDGEMENT FORM By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the Shore Bancshares, Inc. Compensation Clawback Policy (the “Policy”) and understands the Policy. Capitalized terms used but not otherwise defined in this acknowledgement form (this “Acknowledgement Form”) shall have the meanings ascribed to such terms in the Policy. As a condition of receiving Incentive Compensation from the Company, the undersigned agrees that any incentive compensation received on or after October 2, 2023 is subject to recovery pursuant to the terms of the Policy, and further agrees to abide by the terms of the Policy including, without limitation, by returning any erroneously awarded compensation to the Company reasonably promptly to the extent required by, and in a manner permitted by, the Policy, as determined by the Committee in its sole discretion. To the extent any agreement or organizational document purports to provide indemnification against any loss of any erroneously awarded compensation, the Covered Executive hereby irrevocably agrees to forego such indemnification. To the extent the Company’s recovery right conflicts with any other contractual rights the undersigned may have with the Company, the undersigned understands that the terms of the Policy shall supersede any such contractual rights. The terms of the Policy shall apply in addition to any right of recoupment against the undersigned under applicable law and regulations. Signature of Covered Executive Date